     As filed with the Securities and Exchange Commission on April 30, 2003

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 ---------------

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|  Preliminary Proxy Statement
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Under Rule 14a-12
|_| Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))


                               CORDIA CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


Payment of Filing Fee (Check the appropriate box):
|X|  No fee required
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid: $
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed

                               CORDIA CORPORATION
                         2500 Silverstar Road, Suite 500
                             Orlando, Florida 32804


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                                                                     May 3, 2003


To the Stockholders of Cordia Corporation:


Notice is hereby given that the Annual Meeting of Stockholders of Cordia Corporation, a Nevada corporation (the "Company"), will be held at 2500 Silverstar Road, Suite 500, Orlando, Florida 32804 on May 23, 2003 at 10:00 A.M., local time, for the following purposes:


         1. To elect three (3) directors to the Board of Directors for the ensuing year;

         2. To amend the Company's 2001 Equity Incentive Plan by authorizing an additional 1,000,000 shares of common stock for issuance thereunder; and

         3. To consider and act upon such other business as may properly come before the meeting.

Only stockholders of record at the close of business on April 28, 2003 will be entitled to vote at the Annual Meeting.

Whether or not you expect to attend the Annual Meeting, please mark, sign and promptly return the enclosed proxy in the postpaid envelope provided. If you receive more than one proxy because your shares are registered in different names or addresses, each such proxy should be signed and returned so that all your shares will be represented at the meeting.


                                          Sincerely,


                                          Wesly Minella

                                          Secretary

                               CORDIA CORPORATION
                         2500 Silverstar Road, Suite 500
                             Orlando, Florida 32804


                                 PROXY STATEMENT


This Proxy Statement is furnished to stockholders of Cordia Corporation, a Nevada corporation (the "Company"), in connection with the solicitation, by order of the Board of Directors of the Company, of proxies to be voted at the Annual Meeting of Stockholders to be held on Friday, May 23, 2003, at 2500 Silverstar Road, Suite 500, Orlando, Florida 32804 at 10:00 A.M., local time, and at any adjournment or adjournments thereof (the "Annual Meeting"). The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. This Proxy Statement and the enclosed proxy card were first mailed to stockholders of the Company on or about May 3, 2003, accompanied by the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, and the Company incorporates the contents of such report herein by reference thereto.


         At the Annual Meeting, the following matters will be considered and voted upon:

         1. Election of three (3) directors to the Board of Directors for the ensuing year;

         2. To amend the Company's 2001 Equity Incentive Plan by authorizing an additional 1,000,000 shares of common stock for issuance thereunder; and

         3. Such other business as may properly come before the meeting.

Voting and Revocation of Proxies; Adjournment

All of the voting securities of the Company represented by valid proxies, unless the stockholder otherwise specifies therein or unless revoked, will be voted FOR the election of the persons nominated as directors, FOR the other proposals set forth herein, and at the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting. The Board of Directors does not know of any matters to be considered at the Annual Meeting other than the other proposals set forth above.

If a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly. Any stockholder has the power to revoke such stockholder's proxy at any time before it is voted. A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

A plurality of the votes cast at the Annual Meeting by the stockholders entitled to vote is required to elect the director nominees and a majority of the votes cast at the Annual Meeting by the stockholders entitled to vote is required to approve the proposed amendment to the 2001 Equity Incentive Plan or take any other action. In the event that sufficient votes in favor of any of the matters to come before the meeting are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of any such proposed adjournment or adjournments.

Solicitation

The solicitation of proxies pursuant to this Proxy Statement will be primarily by mail. In addition, certain directors, officers or other employees of the Company may solicit proxies by telephone, telegraph, mail or personal interviews, and arrangements may be made with banks, brokerage firms and others to forward solicitation material to the beneficial owners of shares held by them of record. No additional compensation will be paid to directors, officers or other employees of the Company for such services. The total cost of any such solicitation will be borne by the Company and will include reimbursement of brokerage firms and other nominees.

Quorum and Voting Rights

The Board of Directors of the Company has fixed April 28, 2003 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Holders of record of shares of common stock, par value $.001 (the "Common Stock"), at the close of business on the Record Date will be entitled to one vote for each share held. The presence, in person or by proxy, of the holders of a majority of the outstanding voting securities entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Common Stock Owned by Directors, Officers and Other Beneficial Owners

The following table sets forth, as of April 1, 2003, the names, addresses and number of shares of Common Stock beneficially owned by all persons known to the management of the Company to be beneficial owners of more than 5% of the outstanding shares of Common Stock, and the names and number of shares beneficially owned by all directors of the Company and all executive officers and directors of the Company as a group (except as indicated, each beneficial owner listed exercises sole voting power and sole dispositive power over the shares beneficially owned):

                                                     Amount and Nature of                      Percent of Outstanding
Name and Address of Beneficial Owner                 Beneficial Owner (1)                         Common Stock (2)
------------------------------------                 --------------------                      ----------------------
Geils Ventures LLC                                        2,193,500(3)                                 38.07%
54 Danbury Road, #318
Ridgefield, Connecticut

Eel Point Partners Inc                                    2,075,001(4)                                 36.01%
1055 Portion Road
Farmingville, New York 11738

Patrick Freeman                                             150,000(5)                                  2.60%
124 Olympus Drive
Ocoee, Florida 34761

Lorie Guerrera                                               25,000(6)                                    *
26 Samantha Drive
Coram, New York 11727

Wesly Minella                                                45,000(7)                                    *
34 Circuit Road
New Rochelle, New York 10803

John Scagnelli                                               47,000(8)                                    *
4 Belle Haven Court
West Nyack, New York 10994

All directors and executive officers of the
  Company as a group (four individuals)                     267,000                                     4.63%


------------------
* Less than 1%.

(1) For purposes of this table, information as to the beneficial ownership of shares of common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities. Except as otherwise indicated, all shares of our common stock are beneficially owned, and sole investment and voting power is held, by the person named. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock, which such person has the right to acquire within 60 days after the date hereof. The inclusion herein of such shares listed beneficially owned does not constitute an admission of beneficial ownership.

(2) All percentages are calculated based upon a total number of 5,761,211 shares of Common Stock outstanding as of April 1, 2003, plus, in the case of the individual or entity for which the calculation is made, that number of options or warrants owned by such individual or entity that are currently exercisable or exercisable within 60 days.

(3) Includes (i) 145,000 shares of Common Stock owned by Zoom2Net Corp., (ii) 18,250 shares of Common Stock owned by Lynn Minella, (iii) 30,000 shares of Common Stock that may be purchased under currently exercisable options and
     (iv) 250 shares of Common Stock owned by Alexander G. Minella. As a result of the beneficial ownership of the outstanding capital stock by the individuals and entity listed in clauses (i)-(iv), Geils Ventures LLC may be deemed to be the beneficial owner of such shares of Common Stock.

(4) Includes (i) 250,000 shares of Common Stock owned by Melanie Minella a/k/a Melanie Marshlow, (ii) 50,000 shares of Common Stock owned by Claire Minella, and (iii) 50,000 shares of Common Stock owned by Heather Minella. As a result of the beneficial ownership of the outstanding capital stock by the individuals listed in clauses (i) - (iii), Eel Point Partners may be deemed to be the beneficial owner of such shares of Common Stock.

(5) Consists of currently exercisable options to purchase 150,000 shares of Common Stock.

(6) Consists of currently exercisable options to purchase 25,000 shares of Common Stock.

(7) Consists of currently exercisable options to purchase 45,000 shares of Common Stock.

(8) Includes currently exercisable options to purchase 45,000 shares of Common Stock.


                              ELECTION OF DIRECTORS

                                 (Proxy Item 1)

The Revised Bylaws of the Company provide that the Company shall not have less than three directors. Subject to the foregoing limitation, such number may be fixed from time to time by action of the Board of Directors or of the stockholders. Each director shall hold office until the next annual meeting of stockholders or until removed. However, if the term expires, such director shall continue to serve until his successor shall have been elected and qualified, or until there is a decrease in the number of directors.

Except where the authority to do so has been withheld, it is intended that the persons named in the enclosed proxy will vote for the election of the nominees to the Board of Directors listed below to serve until the date of the next annual meeting and until their successors are duly elected and qualified. Although the directors of the Company have no reason to believe that the nominees will be unable or decline to serve, in the event that such a contingency should arise, the accompanying proxy will be voted for a substitute (or substitutes) designated by the Board of Directors.

The following table sets forth certain information regarding the director nominees:

                                            Principal Occupation for Past Five Years and
Name                       Age              Current Public Directorships or Trusteeships
----                       ---              --------------------------------------------
Patrick Freeman            36               Director,  Chief  Executive  Officer and  President  of Cordia Corporation
                                            and its subsidiary, Cordia Communications Corp., since December 2002.
                                            From April 2000 to December 2002, Mr. Freeman served as Director of
                                            Billing Services and then as Vice President of Telecommunications
                                            Services at eLEC Communications Corp. where he managed billing and wholesale services divisions.  From January 1998 to March 2000, Mr.
                                            Freeman served as President of Telecom Software Solutions, Inc., where he developed and designed a real-time billing software platform for small interexchange carriers and competitive local exchange carriers.

Wesly Minella            37                 Director since March 2001. Since September 1999, Mr. Minella has served as Vice President of Operations of Essex Communications (a
                                            subsidiary of eLEC Communications Corp.), a competitive local exchange company that provides local and long distance
                                            telecommunications and data services. In that capacity, Mr. Minella supervises the provisioning and customer care operations. From
                                            November 1998 to September 1999, Mr. Minella served as the Production
                                            Manager of Jack Frost Sugars, Inc., one of the largest refiners and distributors of sugar in the United States. From April 1994 to
                                            November 1998, Mr. Minella served as a Logistics Coordinator for
                                            Krasdale Foods Inc, a wholesale and retail food distributor. From
                                            July 1997 to August 2000, Mr. Minella was a member of the Board of
                                            Directors and Secretary of Access One Communications, Inc.

John Scagnelli           49                 Director and Chairman of the Board since December 2000.  Mr.
                                            Scagnelli has 22 years experience in the data processing industry.
                                            Since September 1999, Mr. Scagnelli has served as the Sales Director for Hyperion Solutions, Inc. where he sells business analysis applications.  From July 1997 to June 1999, Mr. Scagnelli served as
                                            Regional Vice President for sales at HIE, Inc., an enterprise software solution provider.  From January 1994 to June 1997, Mr.
                                            Scagnelli was District Manager of Sales in New York, New Jersey and
                                            Pennsylvania for Sterling Software, Inc., an enterprise software company.


Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities ("10% Stockholders"), to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and 10% Stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company's review of the copies of such reports received by the Company, the Company believes that for the fiscal year 2002, all Section 16(a) filing requirements applicable to its officers, directors and 10% Stockholders were complied with other than that of Alexander G. Minella, a beneficial owner of more than 10% of common stock, who failed to file a Form 3 relating to his holdings in the Company and a Form 4 for three separate transactions that were not reported on a timely basis.

Board Meetings and Committees; Management Matters

The Board of Directors held three meetings during the fiscal year ended December 31, 2002. Each director attended at least 75% of the Board and Committee meetings of which he was a member during such time as he served as a director. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Nevada. No fees are paid to directors for attendance at meetings of the Board.

On April 17, 2001, the Board of Directors established an Audit Committee composed of John Scagnelli and Wesly Minella. The Audit Committee members are independent directors as defined by the National Association of Securities Dealers' listing standards, as applicable and as may be modified or supplemented. The Audit Committee reviews with the Company's auditors the audited financial statements of the Company and any other audit-related issues and reviews with the Company's management the unaudited quarterly numbers during the year. The Audit Committee is governed by a written charter approved by the Board of Directors. During the fiscal year ended December 31, 2002, the Audit Committee held two meetings.

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by SAS61 (Codification of Statements on Auditing Standards, AV ss.380) and has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Discussions with Audit Committees) and has discussed with the independent accountant the independent accountant's independence.

The Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, for filing with the Commission.

                  Wesly Minella               John Scagnellli

Vote Required

A plurality of the votes cast at the Annual Meeting by the stockholders entitled to vote is required to elect the director nominees. The Directors recommend a vote FOR the election of each of the director nominees.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the Company's chief executive officer and each of the other executive officers who were serving as executive officers at December 31, 2002 (collectively referred to as the "Named Executives").

                                              Summary Compensation Table

                                                                                Long-Term Compensation
                                                                                -----------------------
                                    Annual Compensation                     Awards                 Payouts
                                    -------------------                     ------                 -------
                                                                  Restricted   Securities
     Name and       Fiscal                         Other Annual     Stock      Underlying      LTIP       All Other
Principal Position   Year   Salary($)  Bonus($)   Compensation($)   Awards    Options/SARS    Payouts   Compensation
------------------  ------  ---------  --------   --------------- ----------  ------------    -------   ------------
Patrick Freeman(1)   2002   --(2)         --            --            --           --           --           --
                     2001   --            --            --            --           --           --           --
                     2000   --            --            --            --           --           --           --

Craig Gironda(3)     2002   $ 85,000     None          None          None         None         None         None
                     2001   $ 85,000     None          None       330,000(4)      None         None         None
                     2000   None         None          None          None         None         None         None

Keith Minella (5)    2002   $175,000     None          None          None         None         None         None
                     2001   $191,000     None          None          None         None         None         None
                     2000   --            --            --            --           --           --           --

R. Scott Conant(6)   2002   $171,000     None          None          None         None         None         None
                     2001   $170,000     None          None          None         None         None         None
                     2000   --            --            --            --           --           --           --

Lorie Guerrera(7)    2002   $ 85,000     None          None          None         None         None         None
                     2001   $ 85,000     None          None          None         None         None         None
                     2000      --         --            --            --           --           --           --

------------------
(1) Mr. Freeman was appointed to serve as President and Chief Executive Officer of the Company by the Board of Directors on December 27, 2002.

(2) Mr. Freeman did not receive a salary in fiscal 2002. However, as of January 2003, Mr. Freeman began receiving a salary in the amount of $100,000 per annum.

(3) Mr. Gironda served as Chief Executive Officer and President of the Company from December 2000 until December 2002.

(4) Mr. Gironda was issued options to purchase 330,000 shares of Common Stock on January 5, 2001. Of these options, options to purchase 30,000 were exercisable immediately, the balance of the unvested options expired upon his resignation December 26, 2002. As a result of the five for one reverse split of the Company's outstanding shares of Common Stock in June 2002, Mr. Gironda's options were 66,000 shares with 6,000 available immediately at an exercise price of $7.50 per share.

(5) Mr. Minella was the General Manager of ISG Group, Inc., a subsidiary of the Company that was sold by the Company in March 2003.

(6) Mr. Conant was the President of ISG Group, Inc., a subsidiary of the Company that was sold by the Company in March 2003.

(7)  Ms. Guerrera serves as the Company's Chief Accounting Officer and
     Treasurer.


Stock Option Exercise

In fiscal 2002, none of the Named Executives exercised any options to purchase shares of Common Stock.

Board of Directors Compensation

The Company does not currently compensate directors for service on the Board of Directors.

Report on Executive Compensation

The Board of Directors determines the compensation of the Chief Executive Officer and President and sets policies for and reviews with the Chief Executive Officer and President the compensation awarded to the other principal executives, if any. The compensation policies utilized by the Board of Directors are intended to enable the Company to attract, retain and motivate executive officers to meet Company goals using appropriate combinations of base salary and incentive compensation in the form of stock options. Generally, compensation decisions are based on contractual commitments, if any, as well as corporate performance, the level of individual responsibility of the particular executive and individual performance. Mr. Craig Gironda resigned as Chief Executive Officer and President and as a Director on December 26, 2002. On December 27, 2002, the Company's Board of Directors appointed Mr. Patrick Freeman to the positions previously held by Mr. Gironda. During the fiscal year ended December 31, 2002, the Company's executive officers were Craig Gironda and Patrick Freeman.

Salaries. Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within the Company's industry.

The Company believes that its salaries are below average as compared to its competitors. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive, particularly with respect to the ability to manage the growth of the Company, the length of the executive's service to the Company and any increased responsibilities assumed by the executive.

Stock Incentives. Stock incentives may be granted, subject to the adoption of the Plan by the stockholders, by the Board of Directors, in their sole discretion, to officers and employees of the Company to reward outstanding performance during the prior fiscal year and as an incentive to continued outstanding performance in future years. In evaluating the performance of officers and employees other than the Chief Executive Officer and President, the Board of Directors consults with the Chief Executive Officer and President and others in management, as applicable. In an effort to attract and retain highly qualified officers and employees, stock incentives may also be granted by the Board of Directors, at its sole discretion, to newly-hired officers and employees as an inducement to accept employment with the Company.

Compensation of Chief Executive Officer and President. Craig Gironda assumed the duties of Chief Executive Officer and President of the Company in December 2000. In an effort to provide Mr. Gironda with incentives to grow the business of the Company and to further align the compensation of Mr. Gironda with the interests of stockholders, on January 5, 2001, the Board of Directors granted Mr. Gironda incentive stock options to purchase 66,000 shares of Common Stock at an exercise price of $7.50 per share (after giving effect to the five-for-one reverse stock split of the Common Stock in June 2002). These stock options expired upon Mr. Gironda's resignation from the Company in December 2002.

Board of Directors Interlocks and Insider Participation in Compensation
Decisions

No such interlocks existed or such decisions were made during fiscal year 2002.

Certain Relationships and Related Transactions

The Company believes that all purchases from or transactions with affiliated parties were on terms and at prices substantially similar to those available from unaffiliated third parties.

During the last three years, the Company has borrowed an aggregate of approximately $366,000 from Geils Ventures LLC, a stockholder of the Company. Such loans bore interest at a rate of 12% per annum and were payable on demand. During 2001, the Company repaid approximately $311,000 of loans payable to Geils Ventures LLC and related accrued interest of $26,000 in exchange for eLEC Communications Corp. common stock having a fair market value of approximately $101,000. At December 31,2002, the Company had repaid all loans payable to Geils Ventures LLC.

On March 3, 2003, the Company sold its equity interests in its subsidiary, Insurance Solutions Group, Inc. ("ISG"), to West Lane Group, Inc., a company owned by the then-current management of ISG, for a purchase price of $750,000 represented by a promissory note in that amount, which note has a term of two years, bears interest at the rate of 6% per annum and is secured by 700,000 shares of the Company's common stock owned by West Lane. The Company also entered into a licensing agreement with ISG whereby ISG purchased an unlimited license to certain software owned the Company. Pursuant to the license agreement, ISG paid the Company $100,000 on execution of the license agreement, and has agreed to pay an additional $6,000 per month (including interest) for a period of 25 months.

                   AMENDMENT OF THE 2001 EQUITY INCENTIVE PLAN

                                 (Proxy Item 2)

Adoption of the 2001 Equity Incentive Plan

On January 5, 2001, the Board of Directors adopted the 2001 Equity Incentive Plan ("the Plan"), which reserved 5,000,000 shares of Common Stock for issuance thereunder. On May 25, 2001, the Company's stockholders adopted the plan.

The purpose of the Plan is to enable the Company to compete successfully in attracting, motivating and retaining directors and key employees with outstanding abilities by making it possible for them to purchase shares of Common Stock on terms that will give them a more direct and continuing interest in the future success of the Company's business. The Plan is intended to provide a method whereby directors and key employees and others who are making and are expected to continue to make substantial contributions to the successful growth and development of the Company may be offered additional incentives to advance the interest of the Company and its stockholders. The Company anticipates the potential number of eligible participants in the Plan to be approximately 25. The Board believes that the Plan increases the Company's flexibility in furthering such purposes.

Proposed Amendment of the Plan

The Board proposes to increase the aggregate number of shares of Common Stock by reserving an additional 1,000,000 shares for issuance under the Plan.

Terms of the Plan

The Plan provides for the grant of incentive stock options ("ISO"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options, tandem stock appreciation rights and stock appreciation rights exercisable in conjunction with stock options. The purchase price of shares of Common Stock covered by an ISO must be at least 100% of the fair market value of such shares of Common Stock on the date the option is granted and, for all options is payable in either cash or shares of Common Stock, or any combination thereof. No ISO will be granted to any employee who immediately after the grant would own more than 10% of the total combined voting power or value of all classes of capital stock of the Company, or any subsidiary of the Company, unless the option price is at least 110% of the fair market value of the shares of Common Stock subject to the option, and the option on the date of grant shall expire not later than five years from the date the option is granted. In addition, the aggregate fair market value of the shares of Common Stock, determined at the date of grant, with respect to which ISOs are exercisable for the first time by an optionee during any calendar year, shall not exceed $100,000. No ISO may be granted under the Plan to any director who is not an employee of the Company.

Administration of the Plan

The Plan is administered by the Board of Directors of the Company. The Board will have full authority, in its sole discretion, to interpret the Plan, to establish from time to time regulations for the administration of the Plan and to determine the directors and key employees to whom options will be granted and the terms of the options. The term "employees," as defined under the Plan, encompasses employees, including officers, regularly employed on a salary basis by the Company or any subsidiary of the Company. The Board may delegate all or part of its authority to administer the Plan to a committee appointed by the Board and consisting of not less than two members thereof. No director may serve as a member of such committee unless such director is a "disinterested person" within the meaning of Rule 16(b)(3) ("Rule 16(b)(3)") under the Securities Exchange Act of 1934, as amended (the "1934 Act").

Exercise of Options and Rights

Under the Plan, an option or stock appreciation right may be exercised in such installments as are specified in the terms of its grant, but not sooner than one year from the date of its grant, unless otherwise provided at the time of its grant. Each option or stock appreciation right shall expire ten years after the date granted (or five years in the case of an ISO granted to any person who owns more than 10% of the Company's voting stock).

Tandem stock appreciation rights and stock appreciation rights granted in conjunction with options may be exercised only to the extent, during the period and on the conditions that their related options are exercisable and may not be exercised after the expiration or termination of their related options.

Options and stock appreciation rights are not transferable by the option holder otherwise than by will or the laws of descent and distribution and are exercisable during the option holder's lifetime only by such person.

If an option holder ceases to be continuously employed by the Company or any of its subsidiaries for any reason other than death or for cause, such holder may exercise the option and/or any stock appreciation rights at any time within three months after such termination (provided it shall not have first expired by its own terms), but only to the extent that such holder was entitled to do so at the date employment terminated. If an option holder dies while employed by the Company or within a period of three months after termination of employment for any reason other than cause, the option and/or any stock appreciation right may be exercised at any time within one year after the date of such death (provided it shall not have first expired by its own terms), but only to the extent the decedent was entitled to do so at the date of death. If an option holder's employment is terminated for cause as determined by the Board, the option and/or any stock appreciation right terminates concurrently with the termination of such employment.

Amendment of the Plan

The Board of Directors may alter, amend or terminate the Plan at any time with respect to shares of Common Stock not subject at such time to options or stock appreciation rights, but such amendments shall not adversely affect the rights of any person under any option or stock appreciation right theretofore granted without such person's consent. The Board may not, without the approval of the shareholders of the Company, increase the aggregate number of shares of Common Stock to be issued pursuant to options or stock appreciation rights granted (except as permitted by the Plan); decrease the minimum option price; increase the maximum amount a holder of a stock appreciation right may receive upon its exercise; extend the option period with respect to any option or stock appreciation right; permit the granting of options or stock appreciation rights to anyone other than as provided in the Plan; or provide for the administration of the Plan by the Board of Directors or a committee appointed by the Board unless such administration meets the requirements for exemption provided by Rule 16b-3.

Federal Income Tax Consequences

The Company has been advised that ISOs, non-qualified stock options and stock appreciation rights granted under the Plan are subject to the following Federal income tax treatment:

Incentive Stock Options. An employee will recognize no taxable income and no deduction is available to the Company upon either the grant or exercise of an ISO.

In general, if Common Stock acquired upon the exercise of an ISO is subsequently sold, the realized gain or loss, if any, will be measured by the difference between the exercise price of the option and the amount realized on the sale. Any such gain or loss on the sale will generally be treated as long-term capital gain or loss if the holding period requirements have been satisfied. The holding period requirements will be satisfied if the shares are not sold within two years of the date of grant of the option pursuant to which such shares were transferred or within the one-year period beginning on the day of the transfer of such shares pursuant to the exercise of the option.

If Common Stock acquired upon the exercise of an ISO is subsequently sold and the holding period requirements noted above are not satisfied (a "disqualifying disposition"), the employee will recognize ordinary income for the year in which the disqualifying disposition occurs in an amount equal to the excess of the fair market value of such Common Stock on the date the option was exercised (or, if lower, the amount realized on the sale) over the exercise price of the option. Any additional gain recognized on the sale will be a capital gain, and will be long-term or short-term depending upon whether the sale occurs more than one year after the date of exercise. The amount recognized by the employee as ordinary income will be treated as compensation and the Company will receive a corresponding deduction. The Company may be required to withhold additional taxes from the wages of the employee with respect to the amount of ordinary income taxable to the employee.

The excess of the fair market value of the Common Stock acquired by exercise of an ISO (determined on the date of exercise) over the exercise price is in effect an item of tax preference, which must be taken into account for purposes of calculating the "alternative minimum tax" of Section 55 of the Code. If a disqualifying disposition is made of such Common Stock, however, during the same year acquired, there will be no tax preference item for alternative minimum tax purposes.

Non-qualified Stock Options and Stock Appreciation Rights. Non-qualified stock options granted under the Plan do not result in any income to the optionee at the time of grant or any tax deduction to the Company at that time. Except as stated below with respect to officers, upon exercise of a non-qualified option, the excess of the fair market value of the Common Stock acquired (determined at the time of exercise) over its cost to the optionee (i) is taxable to the optionee as ordinary income and (ii) is deductible by the Company, subject to general rules relating to the reasonableness of compensation; and the optionee's tax basis for the shares is the fair market value at the time of exercise.

Gain or loss recognized upon disposition of shares acquired pursuant to the exercise of a non-qualified option will generally be reportable as short or long-term gain or loss depending on the length of time the shares were held by the optionee as of the date of disposition.

The exercise of a stock appreciation right by an employee results in taxable compensation to such employee in the amount of the cash received plus an amount equal to the fair market value (determined at the time of exercise) of any shares received.

The Company believes that compensation received by participants on the exercise of nonqualified stock options or the disposition of shares acquired upon the exercise of ISOs will be considered performance-based compensation and thus not subject to the $1,000,000 limit of Section 162(m) of the Code.

Vote Required

A majority of the votes cast at the Annual Meeting by the stockholders entitled to vote is required to amend the Plan. The Board of Directors recommends a vote FOR the amendment of the Plan.


                         INDEPENDENT PUBLIC ACCOUNTANTS

Cipolla Sziklay, LLC ("Cipolla") served as the Company's independent public accountants for the fiscal year ended December 31, 2002. A representative of Cipolla is expected to attend the Annual Meeting or be available by conference phone, and such representative will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions from stockholders.

Audit Fees. The aggregate fees billed in each of the last two fiscal years for professional services rendered by Cipolla for the audit of the Company's annual financial statements and review of financial statements included in the Company's Form 10-QSB or services that are normally provided by Cipolla in connection with statutory and regulatory filings or engagements for those two fiscal years were $50,975 and $64,465, respectively.

Audit-Related Fees. None.

Tax Fees. None.

Other Fees. The aggregate fees billed in each of the last two fiscal years for products and services provided by Cipolla, other than those reported above, were $16,500 and $29,310, respectively. The nature of the services comprising the fees disclosed was quarterly reporting.

                              STOCKHOLDER PROPOSALS

Proposals of stockholders intended for presentation at the 2004 Annual Meeting of Stockholders and intended to be included in the Company's Proxy Statement and form of proxy relating to that meeting must be received at the offices of the Company by January 9, 2004.

                                 OTHER BUSINESS

Other than as described above, the Board of Directors knows of no matters to be presented at the Annual Meeting, but it is intended that the persons named in the proxy will vote your shares according to their best judgment if any matters not included in this Proxy Statement do properly come before the meeting or any adjournment thereof.

                                  ANNUAL REPORT

The Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, including financial statements, is being mailed herewith. If for any reason you do not receive your copy of the Report, please contact Wesly Minella, Secretary of the Company, at 54 Danbury Road #370, Ridgefield, Connecticut 06877 and another copy will be sent to you.



                                       By Order of the Board of Directors,


                                       Wesly Minella

                                       Secretary

Dated: May 3, 2003

Orlando, Florida

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

                                                       REVOCABLE PROXY
                                                      CORDIA CORPORATION

                                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


/X/   PLEASE MARK VOTES
                                                     AS IN THIS EXAMPLE

     The undersigned hereby appoint(s) John Scagnelli                                                   For      With-     For All
and Patrick Freeman, or any of them, lawful attorneys                                                            hold      Except
and proxies of the undersigned with full power of                    PROPOSAL 1:
substitution, for and in the name, place and stead of
the undersigned to attend the Special Meeting of                     The Election of Directors:         /  /      /  /      /  /
Stockholders of Cordia Corporation to be held at 2500
Silverstar Road, Suite 500, Orlando, Florida 32804 on                      Patrick Freeman, Wesly Minella and John Scagnelli
Friday, May 23, 2003 at 10:00 a.m., local time, and any
adjournment(s) or postponement(s) thereof, with all                  INSTRUCTION: To withhold authority to vote for any individual
powers the undersigned would possess if personally                   Nominee, mark "For All Except" and write the nominee's name
present and to vote the number of votes the undersigned              in the space provided below.
would be entitled to vote if personally present.
                                                                     _____________________________________________________

                                                                                                           For    Against   Abstain


                                                                    PROPOSAL 2: Proposal to amend The      /  /    /  /      /  /
                                                                    Company's 2001 Equity Incentive Plan
                                                                    by authorizing an additional
                                                                    1,000,000 shares of common stock for
                                                                    issuance thereunder.



                                                                         In accordance with their discretion, said Attorneys and
                                                                    Proxies are authorized to vote upon such other matters or
                                                                    proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

                                                                         This proxy when properly executed will be voted in the
                                                                    manner described herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each of the
                                                                    Proposals set forth herein. Any prior proxy is hereby revoked.


Please be sure to sign and date                 |----------------------|
this Proxy in the box below.                    |Date                  |
------------------------------------------------|----------------------|
|                                                                      |
|                                                                      |
|Stockholder sign above  Co-holder (if any) sign above                 |
|                                                                      |
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|                                                                                                                                  |
|                                                        CORDIA CORPORATION                                                        |
|                                                                                                                                  |
| Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign. When       |
| signing as attorney, executor, administrator, trustee or corporation, please sign in full corporate name by president or other   |
| authorized person. If a partnership, please sign in partnership name by authorized person.                                       |
|                                                                                                                                  |
|                                                        PLEASE ACT PROMPTLY                                                       |
|                                                SIGN, DATE & MAIL YOUR PROXY TODAY                                                |
|                                                                                                                                  |
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